UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2006

Date of Report (Date of earliest event reported)

SUNCREST GLOBAL ENERGY CORP.

(Exact name of small business issuer as specified in its charter)

Nevada (State of incorporation)	000-31355 (Commission File Number)	81-0438093 (IRS Employer Identification No.)
3353 South Main, #584, Salt Lake City, Utah (Address of principal executive offices)		84115 (Zip code)

Registrant’s telephone number, including area code:  (702) 946-6760

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01

Other Events

Suncrest Global Energy Corp. has completed a 13-to-1 reverse stock split of our outstanding common stock.  As a result of the reverse, our trading symbol on the OTC Bulletin Board has changed to “SGEG” at the open of business on December 29, 2006.   Pre-split common shares of 39,050,000 outstanding on October 23, 2006 are reversed to 3,003,892 shares of common stock.

The Board authorized the reverse split of our common stock on October 20, 2006, with any fractional shares of 0.5 or greater to be issued one share of common stock.  On October 23, 2006 a majority of shareholders approved the reverse split by written consent.  We filed a definitive 14C Information Statement with the Securities and Exchange Commission and provided this document to the shareholders of record on November 21, 2006.  Customary notification of the reverse split was provided to NASDAQ and it effected a change of our trading symbol on the OTC Bulletin Board at the open of business on December 29, 2006.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCREST GLOBAL ENERGY CORP.

Date: December 29, 2006

By: /s/ John W. Peters

John W. Peters, President